  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2021 (June 24, 2021)

OFFICE PROPERTIES INCOME TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place,	255 Washington Street,	Suite 300,	Newton,	Massachusetts	02458-1634
(Address of Principal Executive Offices)					(Zip Code)

617-219-1440
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC
6.375% Senior Notes due 2050	OPINL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K/A, the terms "we", "us", "our" and “OPI” refers to Office Properties Income Trust and its consolidated subsidiaries, unless the context indicates otherwise.

Explanatory Note

On June 28, 2021, we filed a Current Report on Form 8-K, or the Original Form 8-K, to report that a subsidiary of ours acquired an office property located at 1000 West Fulton Market Street in Chicago, IL, with approximately 531,000 rentable square feet, or 1K Fulton, for $355.0 million, excluding purchase price adjustments and acquisition related costs, from SVF Fulton Chicago, LLC, an unaffiliated third party. We are amending the Original Form 8-K to provide the historical financial statements required by Item 9.01(a) of Form 8-K and to provide the pro forma financial information required by Item 9.01(b) of Form 8-K, which financial statements and pro forma information were not included in the Original Form 8-K as permitted by Item 9.01(a)(3) and Item 9.01(b)(2) of Form 8-K. This amendment reports no other updates or amendments to the Original Form 8-K.

Item 9.01. Financial Statements and Exhibits.

This Current Report on Form 8-K/A includes (i) the Statements of Revenues and Certain Expenses of 1K Fulton for the year ended December 31, 2020 (audited) and the three months ended March 31, 2021 (unaudited), pursuant to the requirements of Rule 3-14 of Regulation S-X, and (ii) the unaudited pro forma financial information for OPI for the year ended December 31, 2020 and the six months ended June 30, 2021 which gives effect to the acquisition of 1K Fulton as if this acquisition occurred on January 1, 2020.

The historical financial statements listed in Item 9.01(a) present the results of operations of 1K Fulton during periods prior to the acquisition by us and exclude, as permitted by Rule 3-14 of Regulation S-X, items of expense which we expect may not be comparable to our expected future operations. In deciding to purchase 1K Fulton, we considered its revenue sources, including those that have been affected, and are expected to be affected in the future, by factors including, but not limited to, demand, supply and competitive factors present in the local and national markets for office properties and the ability of the tenants of the property to make payments when due. We also considered 1K Fulton's expenses including, but not limited to, utility costs, tax rates and other expenses, and the portion of such expenses which may be recovered from the tenants. Changes in these factors or other factors described in the notes to the unaudited pro forma financial information attached hereto as Exhibit 99.2 or otherwise will cause future operating results to differ from the historical and pro forma operating results presented, but cannot be predicted at this time; however, we are not currently aware of any other material factors relating to 1K Fulton that would cause the financial information reported herein not to be indicative of future operating results.

(a)    Financial Statements of Businesses Acquired.

The following financial statements of 1K Fulton are attached hereto as Exhibit 99.1 and incorporated by reference herein:

Independent Auditors' Report
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2020 (audited) and the Three Months Ended March 31, 2021 (unaudited)
Notes to Statements of Revenues and Certain Expenses

(b)    Pro Forma Financial Information.

The following unaudited pro forma financial information for OPI is attached as Exhibit 99.2 and incorporated by reference herein:

Introduction to Unaudited Pro Forma Consolidated Financial Statements
Unaudited Pro Forma Consolidated Statements of Income for the Year Ended December 31, 2020 and the Six Months Ended June 30, 2021
Notes to Unaudited Pro Forma Consolidated Financial Statements

(d)    Exhibits

Exhibit Number	Description
23.1	Consent of Independent Auditor
99.1	Financial Statements of 1K Fulton
99.2	Unaudited Pro Forma Consolidated Financial Statements
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Matthew C. Brown
Name:	Matthew C. Brown
Title:	Chief Financial Officer and Treasurer

Dated: August 30, 2021

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